UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 22, 2008, Celsius Holdings, Inc. executed an exchange agreement with Brennecke, LLC (the “Exchange Agreement”) to exchange a demand note with an outstanding balance of $210,000 plus accrued interest of $16,555 for one million (1,000,000) shares of newly issued common stock in Celsius Holdings, Inc, and a non-interest bearing note in the amount of $105,000, which calls for 7 monthly payments of $15,000 each, commencing on March 1, 2008, pursuant to Section 3(a)(9) of the Securities Act of 19333.

Item 3.02    Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement discussed in Item 1.01 of this report, which disclosure is hereby incorporated by reference in this Item 3.02, the Company will issue a total of 1,000,000 shares of its common stock, par value $.001 per share, to Brennecke, LLC.  The issuance of the shares of common stock in this transaction shall be exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Item 9.01    Exhibits

Exhibit Number	Description

10.1	Exchange agreement between Celsius Holdings, Inc and Brennecke, LLC effective January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: January 25, 2008	By: /s/ Jan Norelid
Jan Norelid
Chief Financial Officer

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